UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)_______February 25, 2005

TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)

(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits

SIGNATURE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Compensation Committee of the Board of Directors of TRW Automotive Holdings Corp., a Delaware corporation (the “Company”), intends that the forms of restricted stock unit agreements and option agreements filed as exhibits to this Form 8-K will be used for grants of restricted stock units and options to the Company’s Chief Executive Officer and other executive officers and for grants of restricted stock units to the Company’s independent directors, in each case pursuant to the Company’s Amended and Restated 2003 Stock Incentive Plan, which was filed with Amendment No. 5 to the Company’s Registration Statement on Form S-1 on January 26, 2004.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)      Exhibits.

Exhibit No.	Description
10.1	Form of Chief Executive Officer Option Agreement
10.2	Form of other Executive Officer Option Agreement
10.3	Form of Chief Executive Officer Restricted Stock Unit Agreement
10.4	Form of other Executive Officer Restricted Stock Unit Agreement
10.5	Form of Director Restricted Stock Unit Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: February 25, 2005	By:	/s/ David L. Bialosky
Its Executive Vice President, General
Counsel and Secretary

Index to Exhibits

Exhibit No.	Description
10.1	Form of Chief Executive Officer Option Agreement
10.2	Form of other Executive Officer Option Agreement
10.3	Form of Chief Executive Officer Restricted Stock Unit Agreement
10.4	Form of other Executive Officer Restricted Stock Unit Agreement
10.5	Form of Director Restricted Stock Unit Agreement